                                                                      Exhibit 11

                            MORGAN STANLEY GROUP INC.

                        COMPUTATION OF EARNINGS PER SHARE

                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                        THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                 ------------------------------      ------------------------------
                                                   AUGUST 31,       AUGUST 31,        AUGUST 31,        AUGUST 31,
                                                      1996            1995 (1)           1996             1995 (1)
                                                 ------------      ------------      ------------      ------------
PRIMARY:
Common stock and common stock equivalents:
    Average common shares outstanding             152,196,305       154,423,260       153,049,188       153,248,080
    Average common shares issuable
       under employee benefit plans                 1,837,928         2,813,658         2,256,346         2,000,994
                                                 ------------      ------------      ------------      ------------
           Total average common and common
             equivalent shares outstanding        154,034,233       157,236,918       155,305,534       155,249,074
                                                 ============      ============      ============      ============
Earnings:
    Net income                                   $        219      $        209      $        793      $        422
    Less:  Preferred stock dividend
           requirements                                    15                17                48                49
                                                 ------------      ------------      ------------      ------------
       Earnings applicable to common shares      $        204      $        192      $        745      $        373
                                                 ============      ============      ============      ============
Primary earnings per share                       $       1.32      $       1.23      $       4.79      $       2.41
                                                 ============      ============      ============      ============

FULLY DILUTED:
Common stock and common stock equivalents:
    Average common shares outstanding             152,196,305       154,423,260       153,049,188       153,248,080
    Average common shares issuable
       under employee benefit plans                 1,837,928         3,201,940         2,269,210         3,082,792
Common shares issuable upon conversion
       of ESOP preferred stock                      7,446,687         7,556,106         7,478,147         7,576,412
                                                 ------------      ------------      ------------      ------------
           Total average common and common
             equivalent shares outstanding        161,480,920       165,181,306       162,796,545       163,907,284
                                                 ============      ============      ============      ============
Earnings:
    Net income                                   $        219      $        209      $        793      $        422
    Less:  Preferred stock dividend
           requirements                                    14                16                46                47
                                                 ------------      ------------      ------------      ------------
       Earnings applicable to common shares      $        205      $        193      $        747      $        375
                                                 ============      ============      ============      ============
Fully diluted earnings per share                 $       1.27      $       1.17      $       4.59      $       2.29
                                                 ============      ============      ============      ============



(1) All share and per share amounts have been retroactively adjusted to give effect for a two-for-one common stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.